INDEPENDENT MINING CONSULTANTS, INC.
3560 East Gas Road, Tucson, Arizona United States, 85714

CONSENT OF GEOLOGICAL CONSULTANT

We hereby consent to the inclusion and reference of the tonnage and grade estimate of the materials study we are conducting on behalf of Searchlight Minerals Corp. (the “Company”) in Amendment No. 3 to the Registration Statement on Form SB-2/A to be filed by Searchlight with the United States Securities and Exchange Commission.

Dated the 12th day of June, 2007

INDEPENDENT MINING CONSULTANTS, INC.

/s/ Herbert Welhener

_____________________________
Per: Herbert Welhener